Exhibit 10.5

NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED FOR RESALE WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE ISSUER MAY BE REQUIRED IN CONNECTION WITH ANY SUCH UNREGISTERED RESALE (OTHER THAN PURSUANT TO RULE 144 OF THE SECURITIES ACT). NOTWITHSTANDING THE FOREGOING, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES PROVIDED THAT ANY EXERCISE OF ANY RIGHTS BY ANY SECURED PARTY SHALL COMPLY WITH THESE LEGEND REQUIREMENTS.

THIS WARRANT DOES NOT REQUIRE PHYSICAL SURRENDER OF THE WARRANT IN THE EVENT OF A PARTIAL EXERCISE. AS A RESULT, FOLLOWING ANY EXERCISE OF ANY PORTION OF THIS WARRANT, THE NUMBER OF SHARES OF COMMON STOCK FOR WHICH THIS WARRANT MAY BE EXERCISED MAY BE LESS THAN THE NUMBER OF SHARES SET FORTH BELOW.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

WARRANT TO PURCHASE COMMON STOCK

Date of Issuance: January     , 2013 (“Issuance Date”)

Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                     , the registered holder hereof or its permitted assigns (the “Holder”), is entitled to purchase from the Company up to a total of                 shares (“Warrant Shares”) of the Company’s Common Stock at an exercise price equal to $1.00 per share (as may be adjusted from time to time as provided herein, the “Exercise Price”) at any time during the period (“Exercise Period”) commencing on the date which is six (6) months following the Issuance Date (“Commencement Date”) and ending on and including the date which is five (5) years following the Commencement Date (“Expiration Date”), subject to the terms and conditions set forth herein. The Holder’s Maximum Ownership Percentage is 9.9% (which may be changed only as specified in PST Document WAR, as defined below).

1.	Incorporation by Reference; Definitions.

(a)

Issuance. This Warrant to Purchase Common Stock (“Warrant”) is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement dated on or about the date hereof by and between the Company and the Purchasers identified therein (the “Securities Purchase Agreement”).

(b)

Incorporation. This Warrant incorporates by reference, as if set forth herein in its entirety and including without limitation all terms, conditions and provisions set forth therein, the PipeFund Services Organization Standard Transaction Document labeled WAR 8-11 (Standard Warrant Terms) available and accessible at www.pipefund.com (“PST Document WAR”); provided, however, that to the extent any of the terms, conditions or provisions of this Warrant (without such incorporation) contradict or conflict with the terms, conditions or provisions of PST Document WAR, this Warrant shall control.

(c)

Defined Terms. Each initially capitalized term used herein and not otherwise defined herein shall have the meaning ascribed thereto in PST Document WAR or the Securities Purchase Agreement (including without limitation definitions incorporated therein by reference to PST Document GTC or by reference indirectly to PST Document DEF, each a PipeFund Standard Transaction Document available and accessible at www.pipefund.com). In addition:

“Adjusted Price” shall equal $0.01 above the consolidated closing bid price of the Common Stock on the Principal Market on the date on which all the Notes have been repaid in full.

“Floor Price” shall equal $        , which price shall be appropriately and equitably adjusted for any stock splits, stock dividends, stock combinations and similar events as set forth in Section 3.1 of PST Document WAR.

2.	Specific/Additional Terms.

(a)	Exercise Price Adjustment.

(i)

If any Notes remain outstanding on July 2, 2013, then this Warrant shall have Full Ratchet Anti-Dilution Adjustment, provided that in no event shall the Exercise Price be reduced below the Floor Price.

(ii)

If all the Notes are repaid in full before July 2, 2013, then the Exercise Price hereunder shall be reduced, and only reduced, to equal the Adjusted Price (if less than the then Exercise Price hereunder and subject to further adjustment in accordance with the terms hereof), provided that in no event shall the Exercise Price be reduced below the Floor Price.

(b)

Cashless Exercise. At all times during which there is not an effective Registration Statement covering the resale of all Warrant Shares by the Holder (which Registration Statement is not subject to any suspension or stop order and contains a Prospectus therein that is current and available for use by the Holder and not subject to any blackout or similar circumstance), this Warrant may also be exercised by means of a Cashless Exercise, as provided in PST Document WAR. The Parties agree that the acknowledgment regarding the holding period of shares acquired via a cashless exercise is based on Rule 144(d) as currently in effect.

(c)

Going Private Transaction. In the second to last sentence of Section 3.1(d) of PST Document WAR, the words “equal to the value of the Warrant as determined using the Black-Scholes Option Pricing Model via Bloomberg” shall be deleted and replaced with “equal to the lesser of the value of the Warrant as determined using the Black-Scholes

Option Pricing Model via Bloomberg and $200,000.”

(d)

Notices. In Section 3.5(b) of PST Document WAR, the words “at least 15 calendar days prior to the applicable record or effective date hereinafter specified” shall be deleted and replaced with: “no later than the date which is the earlier of (x) the day before the applicable record or effective date hereinafter specified, or (y) the day on which the Company’s stockholders are notified of such corporate action or transaction”.

(e)	Registration Rights. All Warrant Shares shall be subject to piggy-back registration rights of the Holder pursuant to Section 6.4 of PST Document GTC.

(f)

Accredited Investor. The Holder acknowledges and agrees that the Holder must be an Accredited Investor at the time of exercise of this Warrant and agrees to certify to the Company that it is an Accredited Investor at the time of such exercise.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date set forth above.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:	/s/ Bradley Timon
Name:	Bradley Timon
Title:	Chief Financial Officer

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